SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              The Scotts Company
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:
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                              The Scotts Company

                               Proxy Statement

                            [GRAPHIC OMITTED: LOGO]

                              The Scotts Company
                            14111 Scottslawn Road
                            Marysville, Ohio 43041


March 22, 1996

Dear Fellow Shareholders:

The Annual Meeting of the Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, April 9, 1996, at the Columbus Marriott North Hotel, 6500 Doubletree Avenue, Columbus, Ohio 43229. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

The Board of Directors has nominated three directors, each for a term to expire at the 1999 Annual Meeting. The Board of Directors recommends that you vote FOR the nominees.

In addition to the election of directors, you are being asked to approve The Scotts Company 1996 Stock Option Plan. The Board of Directors recommends that you vote FOR this proposal.

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the prompt return of your proxy in the enclosed return envelope will save the Company additional expenses of solicitation and will help ensure that as many shares as possible are represented.

Sincerely,



Tadd C. Seitz
Chairman, Interim President and Chief Executive Officer

                           [GRAPHIC OMITTED: LOGO]

                              The Scotts Company

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Tuesday, April 9, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of The Scotts Company, an Ohio corporation (the "Company"), will be held at the Columbus Marriott North Hotel, 6500 Doubletree Avenue, Columbus, Ohio 43229, on Tuesday, April 9, 1996 at 10:00 a.m., local time, for the following purposes:

1. To elect three directors, each for a term of three years to expire at the 1999 Annual Meeting;

2. To approve The Scotts Company 1996 Stock Option Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

The close of business on March 8, 1996, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may insure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the office of the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

                                 By Order of the Board of Directors


                                 Tadd C. Seitz
                                 Chairman, Interim President and Chief
                                 Executive Officer

The Scotts Company
14111 Scottslawn Road
Marysville, Ohio  43041
March 22, 1996

                            [GRAPHIC OMITTED: LOGO]

                              The Scotts Company
                             14111 Scottslawn Road
                            Marysville, Ohio 43041

                                PROXY STATEMENT
                                      for
                        Annual Meeting of Shareholders
                            Tuesday, April 9, 1996

      This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Scotts Company, an Ohio corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Columbus Marriott North Hotel, 6500 Doubletree Avenue, Columbus, Ohio 43229, on Tuesday, April 9, 1996, at 10:00 a.m., local time, and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about March 22, 1996. Only holders of record of the Company's common shares, without par value (the "Common Shares"), and the Company's Class A Convertible Preferred Stock, without par value (the "Convertible Preferred Stock"), will be entitled to vote at the Annual Meeting. As of March 8, 1996, there were 18,980,553 Common Shares outstanding and 195,000 shares of Convertible Preferred Stock outstanding. Each Common Share entitles the holder thereof to one vote. Each share of Convertible Preferred Stock entitles the holder thereof to the number of votes equal to the number of Common Shares into which such share of Convertible Preferred Stock could be converted as of the record date for the Annual Meeting. As of March 8, 1996, the holders of the Convertible Preferred Stock were entitled to an aggregate of 10,263,158 votes. A quorum for the Annual Meeting is a majority of the voting shares outstanding. There is no cumulative voting. Other than the Common Shares and the Convertible Preferred Stock, there are no other voting securities of the Company outstanding.

      Common Shares and shares of Convertible Preferred Stock represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include amendments to the articles of incorporation of the Company and the approval of certain stock compensation plans, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. The effect of an abstention or broker non-vote on each of the matters to be voted upon at the meeting is the same as a "no" vote.

      If the accompanying proxy card is properly signed and returned to the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as directors of those persons named below and FOR approval of The Scotts Company 1996 Stock Option Plan.

      The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter should be presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

      You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the office of the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

      The expense of preparing, printing and mailing proxy materials to the Company's shareholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Common Shares.

      If a shareholder is a participant in The Scotts Company Profit Sharing and Savings Plan (the "PSP") and Common Shares have been allocated to such person's account in the PSP, the trustee will vote the allocated Common Shares.

              BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

      The following table furnishes certain information as of March 8, 1996, as to the Common Shares beneficially owned by each of the directors of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all current directors and executive officers of the Company as a group, and, to the Company's knowledge, by the only persons beneficially owning more than 5% of the outstanding Common Shares.

                          Amount and Nature of Beneficial Ownership (1)
                          ---------------------------------------------
                                          Common Shares
                                          Which Can Be
                                          Acquired Upon
                                          Conversion of
                                           Convertible
                                         Preferred Stock
         Name of             Common     or Upon Exercise              Percent of
     Beneficial Owner        Shares       of Options or                Class (2)
                           Presently        Warrants        Total
                              Held         Exercisable
                                             Within
                                             60 Days
--------------------------------------------------------------------------------
James B Beard...........      16,727          12,000         28,727      (3)
John S. Chamberlin......      22,727          12,000         34,727      (3)
Joseph P. Flannery......      10,000          12,000         22,000      (3)
Horace Hagedorn.........           0             526(4)         526      (3)
James Hagedorn..........           0      13,262,631(5)  13,262,631     41.2%(5)
Theodore J. Host (6)....      45,454(7)      279,166        324,620      1.7%
Michael P. Kelty (6)....      52,909(8)       23,173         76,082      (3)
John Kenlon.............           0         234,642(9)     234,642      1.2%(9)
J. Blaine McKinney (6)..       2,100          67,592         69,692      (3)
Karen Gordon Mills......           0           4,000          4,000      (3)
Tadd C. Seitz (6).......     242,204(10)     226,793        468,997      2.4%
Donald A. Sherman.......      22,727          12,000         34,727      (3)
John M. Sullivan........       1,000           8,000          9,000      (3)
L. Jack Van Fossen......       1,200           8,000          9,200      (3)
Paul D. Yeager (6)......     115,885(11)      48,457        164,342      (3)
All current directors and
  executive officers as a
  group (20 persons)....     563,300(12)  13,973,665      14,536,935    44.2%

                         Amount and Nature of Beneficial Ownership (1)
                         ---------------------------------------------
                                         Common Shares
                                          Which Can Be
                                         Acquired Upon
                                         Conversion of
                                          Convertible
                                        Preferred Stock
                                            or Upon
         Name of            Common        Exercise of                         Percent
     Beneficial Owner       Shares         Options or          Total            of
                          Presently         Warrants                           Class
                             Held         Exercisable                           (2)
                                         Within 60 Days

Hagedorn Partnership, L.P.     0         13,262,631(13)      13,262,631      41.2%(13)
  800 Port Washington Blvd.
  Port Washington, NY 11050

The Capital Group
  Companies, Inc.          1,819,200(14)       0              1,819,200(14)   9.6%
  333 South Hope Street
  Los Angeles, CA 90071

Capital Guardian Trust     1,305,200(14)       0              1,305,200(14)   6.9%
  Company
  333 South Hope Street
  Los Angeles, CA 90071


(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table.

(2) The percent of class is based upon the sum of (i) 18,980,553 Common Shares outstanding on March 8, 1996, and (ii) the number of Common Shares as to which the named person has the right to acquire beneficial ownership upon conversion of Convertible Preferred Stock or upon the exercise of options or warrants to purchase Common Shares ("Warrants") exercisable within 60 days of March 8, 1996.

(3) Represents ownership of less than 1% of the outstanding Common Shares of the Company.

(4) Mr. Hagedorn owns (beneficially and of record) 10 shares of Convertible Preferred Stock (less than 1% of such class) which are convertible into 526 Common Shares. Mr. Hagedorn is the father of the general partners of Hagedorn Partnership, L.P., a Delaware limited partnership (the "Hagedorn Partnership"), but is not himself a partner of, and does not have sole or shared voting or dispositive power with respect to any of the Convertible Preferred Stock or Warrants held by, the Hagedorn Partnership. See note
     (13) below.

(5) Mr. Hagedorn is a general partner in the Hagedorn Partnership and has shared voting and dispositive power with respect to the Convertible Preferred Stock and Warrants held by the Hagedorn Partnership. See note
     (13) below.

(6)  Executive officer of the Company named in the Summary Compensation Table.

(7) Includes 45,454 Common Shares which were issued to Mr. Host at the time of his employment by the Company and which are pledged to Bank One, N.A.

(8)  Includes 12,727 Common Shares owned by Dr. Kelty's wife.

(9) Mr. Kenlon beneficially owns 4,332 shares of Convertible Preferred Stock (2.2% of such class), which are convertible into 228,000 Common Shares, and Warrants to purchase 6,642 Common Shares. Each of Mr. Kenlon's four children beneficially own Warrants to purchase an additional 15,000 Common Shares, for which Mr. Kenlon disclaims beneficial ownership. The Hagedorn Partnership has the right to vote all of the Company's securities held by Mr. Kenlon and his children, and has a right of first refusal with respect to such securities. See note (13) below.

(10) Includes 20,000 Common Shares owned by Mr. Seitz' wife.

(11) Includes 100 common shares held by each of Mr. Yeager's wife and his two daughters.

(12) See notes (4), (5) and (7) through (11) above and note (13) below. Also includes Common Shares held by the respective spouses of executive officers of the Company and by their children who live with them.

(13) The Hagedorn Partnership owns (beneficially and of record) 190,658 shares of Convertible Preferred Stock (97.8% of such class), which are convertible into 10,034,631 Common Shares, and Warrants to purchase 2,933,358 Common Shares, and has the right to vote, and a right of first refusal with respect to, the Company's securities held by Mr. Kenlon and his children. See note (9) above. The general partners of the Hagedorn Partnership are Mr. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn, each of whom is a child of Mr. Horace Hagedorn and a former shareholder of Stern's Miracle-Gro Products, Inc. Community Funds, Inc., a New York not-for-profit corporation, is a limited partner in the Hagedorn Partnership.

(14) Based on information contained in a Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission, certain operating subsidiaries of The Capital Group Companies, Inc. ("Capital Group") exercise investment discretion over various institutional accounts which held, as of December 29, 1995, 1,819,200 common shares of the Company (9.6% of the outstanding common shares). Of such common shares, Capital Group exercises sole voting power over 1,111,200 common shares and sole dispositive power over 1,819,200 common shares. Capital Guardian Trust Company ("Capital Guardian Trust"), a bank and one of such operating companies, exercises investment discretion over 1,305,200 of said common shares. Of such common shares, Capital Guardian Trust exercises sole voting power over 1,097,200 common shares and sole dispositive power over 1,305,200 common shares. Capital Research and Management Company, a registered investment adviser, and Capital International Limited, another operating subsidiary, have investment discretion with respect to 500,000 and 14,000 common shares, respectively, of the above common shares.

      To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1995 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act in 1934, as amended (the "Exchange Act"), were complied with; except that Richard B. Stahl, a former executive officer, filed one report late covering eight transactions all related to the cashless exercise of stock options.

Miracle-Gro Merger Agreement

      On May 19, 1995, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995, amending and restating the original Agreement and Plan of Merger, dated as of January 26, 1995 (as so amended and restated, the "Merger Agreement"), the Company acquired Stern's Miracle-Gro Products, Inc. ("Miracle-Gro Products"), Miracle-Gro Products Limited ("Miracle-Gro UK"), Miracle-Gro Lawn Products, Inc. ("Miracle-Gro Lawn Products") and the assets of Stern's Nurseries, Inc. ("Nurseries") (collectively, the "Miracle-Gro Companies"). The acquisition was structured as a merger of the Company's wholly-owned subsidiary, ZYX Corporation ("Merger Sub"), into Miracle-Gro Products (the "Merger"), with Miracle-Gro Products surviving, followed by stock transfers of all of the outstanding capital stock of Miracle-Gro UK and Miracle-Gro Lawn Products to Miracle-Gro Products (the "Subsequent Stock Transfers") and an asset transfer of all of the assets, but none of the liabilities, of Nurseries to Miracle-Gro Products (the "Asset Transfer" and, collectively with the Merger and the Subsequent Stock Transfers, the "Merger Transactions"). Following the Merger Transactions, Miracle-Gro Products was merged into its wholly-owned subsidiary, Scotts' Miracle-Gro Products, Inc., which is the ultimate surviving corporation of the Merger Transactions ("Scotts' Miracle-Gro"). Scotts' Miracle-Gro markets the leading brands of garden plant foods, Miracle-Gro(R) and Miracid(R).

     By operation of the Merger, each share of capital stock of Merger Sub was converted into one share of the voting common stock of Miracle-Gro Products, and the outstanding capital stock of Miracle-Gro Products was converted into the right to receive Convertible Preferred Stock and Warrants, as described below. As a result of the Merger Transactions, the Company became the owner of all of the outstanding common shares of the surviving corporation, Miracle-Gro Products, and its wholly-owned subsidiaries, Miracle-Gro UK and Miracle-Gro Lawn Products.

     Prior to the Merger Transactions, the Miracle-Gro Companies were privately held by: Horace Hagedorn, Chairman and Chief Executive Officer of Miracle-Gro Products, individually; members of the Hagedorn family through the Hagedorn Partnership; Community Funds, Inc., a New York not-for-profit corporation (the "Charity"), as a result of a charitable donation by Horace Hagedorn on May 1, 1995; and John Kenlon, the President of Scotts' Miracle-Gro.

     As consideration for the Merger Transactions, Mr. Hagedorn, the Hagedorn Partnership, the Charity and Mr. Kenlon received, in the aggregate, $195 million face amount of Convertible Preferred Stock, convertible at $19 per share (subject to adjustment) into approximately 35% of the total voting power of the Company, and Warrants to purchase, at prices ranging from $21 to $29 per share, an additional 3,000,000 Common Shares, which, if exercised, would enable them to exercise, together with the Convertible Preferred Stock, approximately 42% of the total voting power of the Company.

      The Merger Agreement provides for certain voting rights of, and certain voting restrictions on, the holders of the Convertible Preferred Stock and the Warrants (collectively, including the general and limited partners of the Hagedorn Partnership, the "Miracle-Gro Shareholders"). The Merger Agreement also limits the ability of the Miracle-Gro Shareholders to acquire additional voting securities of the Company or to transfer the Convertible Preferred Stock or the Warrants. See "-Voting Restrictions on the Miracle-Gro Shareholders" and "-Standstill Restrictions on the Miracle-Gro Shareholders" below.

   Voting Restrictions on the Miracle-Gro Shareholders

      The Merger Agreement provides that until the earlier of the end of the fifth anniversary of the effective date of the Merger (May 19, 2000) (the "Standstill Period") and such time as the Miracle-Gro Shareholders cease to own at least 19% of the Company's Voting Stock (as that term is defined in the Merger Agreement), the Miracle-Gro Shareholders will be required to vote their shares of Convertible Preferred Stock and Common Shares (i) for the Company's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors' Nominating Committee, and (ii) on all matters to be voted on by holders of Voting Stock, in accordance with the recommendation of the Board of Directors, except with respect to a proposal as to which shareholder approval is required under the Ohio General Corporation Law relating to (a) the acquisition of Voting Stock of the Company, (b) a merger or consolidation, (c) a sale of all or substantially all of the assets of the Company, (d) a recapitalization of the Company or (e) an amendment to the Company's Amended Articles of Incorporation or Code of Regulations which would materially adversely affect the rights of the Miracle-Gro Shareholders. The Company has agreed that, without the prior consent of the Shareholder Representative (as that term is defined in the Merger Agreement), it shall not
(x) issue Voting Stock (or Voting Stock equivalents) constituting in the aggregate more than 12.5% of total voting power of the outstanding Voting Stock (the "Total Voting Power") (other than pursuant to employee benefit plans in the ordinary course of business) or (y) in a single transaction or series of related transactions, make any acquisition or disposition of assets which would require disclosure pursuant to Item 2 of Form 8-K under the Exchange Act, provided, however, that if five-sixths of the Board of Directors determine that it is in the best interests of the Company to make an acquisition pursuant to clause (y), such acquisition may be made without the consent of the Shareholder Representative. In addition, during the Standstill Period, the Miracle-Gro Shareholders will be limited in their ability to enter into any voting trust agreement without the Company's consent or to solicit proxies or become participants in any election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of the Company. Following the Standstill Period or such time as the Miracle-Gro Shareholders cease to own at least 19% of the Voting Stock, the voting restrictions provided in the Merger Agreement will expire.

   Standstill Restrictions on the Miracle-Gro Shareholders

      The Merger Agreement provides that during the Standstill Period, the Miracle-Gro Shareholders may not acquire or agree to acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 43% of Total Voting Power (the "Standstill Percentage"). For purposes of calculating beneficial ownership of Voting Stock against the Standstill Percentage, Common Shares underlying unexercised Warrants or any subsequently granted employee stock options will not be included. However, the terms of the Warrants provide that, if exercised during the Standstill Period and to the extent that such exercise would increase the aggregate beneficial ownership of the Miracle-Gro Shareholders to more than 43% of Total Voting Power, such exercise may only be for cash and not for Common Shares. To the extent that a recapitalization of the Company or a Common Share repurchase program by the Company increases the aggregate beneficial ownership of the Miracle-Gro Shareholders to an amount in excess of 44% of the Total Voting Power, the Miracle-Gro Shareholders will be required to divest themselves of sufficient shares of Voting Stock to fall within the 44% of Total Voting Power limit. The Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares.

      The Miracle-Gro Shareholders have agreed that, after the Standstill Period, they will not acquire, directly or indirectly, beneficial ownership of Voting Stock representing more than 49% of the Total Voting Power except pursuant to a tender offer for 100% of the Total Voting Power, which tender offer is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

   Restrictions on Transfers

      During the Standstill Period, the Merger Agreement provides that no Miracle-Gro Shareholder may transfer any Common Shares obtained upon conversion of the Convertible Preferred Stock or exercise of the Warrants, except (i) to the Company or any person approved by the Company; (ii) to a Permitted Transferee (as that term is defined in the Merger Agreement) who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation which has been approved by the Company's Board of Directors; (iv) in a bona fide public offering registered under the Securities Act of 1933 (the "Securities Act") and designed to prevent any person or group from acquiring beneficial ownership of 3% or more of the Total Voting Power; (v) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; (vi) in response to a tender offer made by or on behalf of the Company or with the approval of the Company's Board of Directors; or (vii) subject to the Company's right of first offer, in any other transfer which would not to the best knowledge of the transferring Miracle-Gro Shareholder result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power.

      Neither the Convertible Preferred Stock nor, during the Standstill Period, the Warrants may be transferred except (i) to the Company or any person or group approved by the Company; (ii) to a Permitted Transferee who agrees in writing to abide by the provisions of the Merger Agreement; (iii) pursuant to a merger or consolidation of the Company or a plan of liquidation of the Company; or (iv) with respect to Convertible Preferred Stock representing no more than 15% of the outstanding Common Shares on a fully diluted basis or any number of Warrants: (A) subject to the Company's right of first offer, pursuant to Rule 145 or Rule 144A under the Securities Act, provided that such sale would not knowingly result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power and all such sales by the Miracle-Gro Shareholders within the preceding three months would not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; or (B) subject to the Company's right of first offer, in any other transfer which would not, to the best knowledge of the transferring Miracle-Gro Shareholder, result in any person or group's acquiring beneficial ownership of 3% or more of the Total Voting Power. For purposes of clauses (A) and (B) only, the Company's right of first offer with respect to shares of Convertible Preferred Stock would be at a price equal to
(x) the  aggregate  Market  Price  (as  that  term is  defined  in the  Merger
Agreement) of the Common Shares into which such shares of Convertible Preferred Stock could be converted at the time of the applicable transfer notice multiplied by (y) 105%.

      Following the Standstill Period, the Warrants and the Common Shares underlying the Warrants and the Convertible Preferred Stock will be freely transferable, subject to the requirements of the Securities Act and applicable law.


                                Proposal No. 1

                             ELECTION OF DIRECTORS

      Pursuant to the Code of Regulations of Scotts, the Board of Directors has set the authorized number of directors at 12, divided into three classes with regular three-year staggered terms. The three (reduced from four due to the resignation of Theodore J. Host on February 22, 1996) Class I directors hold office for terms expiring at the Annual Meeting, the four Class II directors hold office for terms expiring in 1997 and the four Class III directors hold office for terms expiring in 1998. The election of each class of directors is a separate election. Pursuant to the terms of the Merger Agreement, the Miracle-Gro Shareholders, through their Shareholder Representative, designated Messrs. Horace Hagedorn, John Kenlon and James Hagedorn as Board members. Until the earlier of the expiration of the Standstill Period and such time as the Miracle-Gro Shareholders no longer beneficially own at least 19% of the Voting Stock of the Company, the Shareholder Representative will continue to be entitled to designate one person to be nominated for election as a director in the class whose term expires in any year.

      As a result of the resignation of Theodore J. Host as President, Chief Executive Officer and a director of the Company on February 22, 1996, a vacancy was created and continues to exist in Class I. No person has been nominated by the Board of Directors for election as a Class I Director at the Annual Meeting to fill this vacancy. The Board of Directors does not contemplate selection of a nominee to fill the vacancy created by Mr. Host's resignation until such time as a replacement for Mr. Host as President and Chief Executive Officer of the Company is named. The Board believes that the person chosen to serve as President and Chief Executive Officer of the Company should also become a member of the Board and, accordingly, has chosen to leave one position in Class I available. The proxies cannot be voted for more than three nominees for election as Class I Directors at the Annual Meeting.

      The Board of Directors proposes that the three nominees described below be elected to Class I for a new term to expire at the 1999 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board of Directors.

      The following information, as of March 8, 1996, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years, has been furnished to the Company by each director. Except where indicated, each director has had the same principal occupation for the last five years.

         Nominees Standing for Re-Election to the Board of Directors

            Class I -- Terms to Expire at the 1999 Annual Meeting


James Hagedorn, age 40        Senior Vice  President,  Consumer  Garden Group,
                              of the Company since May 1995 and Director of the Company since 1995

      Mr. Hagedorn was Executive Vice President from 1989 until consummation of the Merger in May 1995 of Miracle-Gro Products. Mr. Hagedorn has been Executive Vice President of Scotts' Miracle-Gro since May 1995. Mr. Hagedorn also serves on the boards of Miracle Holdings Limited and Miracle Garden Care Ltd., both U.K. companies which are affiliates of Miracle-Gro UK. He was previously an officer and an F-16 pilot in the United States Air Force. He is a board member of several not-for-profit corporations, including: The Farms for City Kids Foundation, Clark Botanic Garden, Children's House and North Shore University Hospital. James Hagedorn is the son of Horace Hagedorn.

Committee Membership:   None at this time

Karen Gordon Mills, age 42          Director of the Company since 1994

      Ms. Mills is President of MMP Group, Inc., a management company that monitors equity investments and provides consulting and investment banking services. From 1983 to 1993, she served as Managing Director at E.S. Jacobs and Company and as Chief Operating Officer of its Industrial Group. Ms. Mills is currently on the boards of Triangle Pacific Corp., Armor All Products, Inc., Arrow Electronics, Inc. and Telex Communications, Inc.

Committee Membership:   Nominating

Tadd C. Seitz, age 54         Chairman of the Board of the Company since 1991,
                              Interim President and Chief Executive Officer of the Company since February 1996 and Director of the Company since 1987

      In February 1996, Mr. Seitz resumed his former posts as President and Chief Executive Officer of the Company on an interim basis. Mr. Seitz was the Chief Executive Officer of the Company from 1987 to April 1995. He was also President of the Company's main operating subsidiary from 1983 until 1991. Mr. Seitz has been employed by the Company and its predecessors for 23 years. Mr. Seitz also serves as a director of Holophane Corporation.

Committee Memberships:  Executive (Chairman) and Nominating

            Members of the Board of Directors Continuing in Office

            Class II -- Terms to Expire at the 1997 Annual Meeting


      James B Beard, age 60               Director of the Company since 1989

      Dr. Beard is Professor Emeritus of Turfgrass Physiology and Ecology at Texas A&M University where he served from 1975 to 1992. He has been President and Chief Scientist at the International Sports Turf Institute since July 1992. Dr. Beard is the author of six books and over 500 scientific articles on turfgrass science and is an active lecturer and consultant both nationally and internationally. He is a Fellow of the American Association of the Advancement of Science and was the first President of the International Turfgrass Society.

Committee Membership:   Audit

John Kenlon, age 64                 Director of the Company since 1995

      Mr. Kenlon was named Chief Operating Officer and President of Scotts' Miracle-Gro in May 1995. Mr. Kenlon was the President of Miracle-Gro Products from December 1985 until the consummation of the Merger in May 1995. Mr. Kenlon began his association with the Miracle-Gro Companies in 1960.

Committee Membership:   Nominating

John M. Sullivan, age 60                  Director of the Company since 1994

      Mr. Sullivan was Chairman of the Board from 1987 to 1993, and President and Chief Executive Officer from 1984 to 1993, of Prince Holdings, Inc., a corporation which, through its subsidiaries, manufactures sporting goods. Since his retirement from Prince Holdings, Inc. and its subsidiaries in 1993, Mr. Sullivan has served as an independent director for various corporations, none of which, other than the Company, is registered under or subject to the requirements of the Exchange Act or the Investment Company Act of 1940.

Committee Memberships:  Compensation and Organization; Nominating

L. Jack Van Fossen, age 58          Director of the Company since 1993

      Mr. Van Fossen was Chief Executive Officer and President of Red Roof Inns, Inc., an owner and operator of motels, from May 1991 to June 1995. Since July 1988, Mr. Van Fossen has also served as President of Nessoff Corporation, a privately owned investment company. Mr. Van Fossen also serves as a director of Cardinal Health, Inc.

Committee Membership:   Audit

           Class III -- Terms to Expire at the 1998 Annual Meeting

      John S. Chamberlin, age 67          Director of the Company since 1989

      Since 1988, Mr. Chamberlin has served as an advisor for investment firms. In 1990 and 1991, he was Chief Executive Officer of N.J. Publishing, Inc. He has been Senior Advisor to Mancuso & Co. since 1990, Chairman of Life Fitness Co. since 1992, Chairman of WNS, Inc. since 1993, and a director of Healthsouth Corporation since 1993.


Committee Memberships:  Executive; Compensation and Organization


      Joseph P. Flannery, age 63          Director of the Company since 1987

      Mr.  Flannery was a consultant  to Clayton,  Dubilier & Rice,  Inc. from
September 1988 to December 1990. Mr. Flannery has been President, Chief Executive Officer and Chairman of the Board of Directors of Uniroyal Holding, Inc. since 1986. Mr. Flannery is also a director of Ingersoll Rand Company, Kmart Corporation, Newmont Mining, Newmont Gold Company, Arvin Industries, Inc., and APS Holding Corporation.

Committee Membership: Compensation and Organization (Chairman)

Horace Hagedorn, age 80       Vice  Chairman of the Board of the Company since
                              May 1995 and Director of the Company since 1995

      Mr. Hagedorn was named Chairman and Chief Executive Officer of Scotts' Miracle-Gro in May 1995. Mr. Hagedorn founded Miracle-Gro Products in 1950 and served as Chief Executive Officer of Miracle-Gro Products from 1985 until the consummation of the Merger in May 1995. Horace Hagedorn is the father of James Hagedorn. His philanthropic interests include the "Miracle-Gro Kids" program, in which 50 needy fifth grade children are fully sponsored through a four-year college scholarship. He serves as a trustee on the boards of the North Shore University Hospital and the Institute for Community Development, both in Manhasset, New York, and the board of the Buckley Country Day School in Roslyn, New York. Mr. Hagedorn's recognitions include the "Man of the Year" award from the National Lawn and Garden Distributors Association, and the Distinguished Service Medal from the Garden Writers of America Association. He was elected New York Regional Area "Entrepreneur of the Year" in 1993.

Committee Membership:   Executive

      Donald A. Sherman, age 45           Director of the Company since 1988

      Mr. Sherman has been President of Waterfield Mortgage Company in Fort Wayne, Indiana, since 1989. He also serves as a director of Union Acceptance Corporation.

Committee Membership:   Audit (Chairman)


Recommendation and Vote

      Under Ohio law and the Company's Code of Regulations, the three nominees for election in Class I receiving the greatest number of votes will be elected.

      Common Shares and shares of Convertible Preferred Stock represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Common Shares and Convertible Preferred Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

      Your Board of Directors recommends a vote FOR the election of the above Class I nominees.




Committees and Meetings of the Board

      The Board of Directors held six regularly scheduled or special meetings during the fiscal year ended September 30, 1995 (the "1995 fiscal year"). The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation and Organization Committee and the Nominating Committee. Each current member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he or she served during the 1995 fiscal year or, in the case of Messrs. Horace Hagedorn, John Kenlon and James Hagedorn, during the period in which they were directors.

      Executive Committee. The Executive Committee has authority, with certain exceptions, to take all actions that may be taken by the full Board of Directors. It may meet between regularly scheduled Board meetings to take such action as is necessary for the operation of the Company. The Executive Committee did not meet during the 1995 fiscal year.

      Audit Committee. The Audit Committee reviews and approves the scope and results of any outside audit of the Company and the fees therefor and makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The Audit Committee met six times during the 1995 fiscal year.

      Compensation and Organization Committee. The Compensation and Organization Committee reviews, considers and acts upon matters of salary and other compensation and benefits of all officers and other employees of the Company, and acts upon all matters concerning, and exercises such authority as is delegated to it, under the provisions of any benefit, retirement or pension plan maintained by the Company. The Compensation and Organization Committee met four times during the 1995 fiscal year.

      Nominating Committee. The Nominating Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board. The Nominating Committee did not meet during the 1995 fiscal year.

Compensation of Directors

      Each director of the Company, other than any director employed by the Company, receives a $25,000 annual retainer for Board and committee meetings plus all reasonable travel and other expenses of attending such meetings.

      Under the Company's 1992 Long Term Incentive Plan, directors, other than those employed by the Company (the "Non-employee Directors"), receive an annual grant on the first business day following the date of each annual meeting of shareholders of options to purchase 4,000 Common Shares at an exercise price equal to the fair market value of the underlying Common Shares on the date of the grant. Options granted to Non-employee Directors become exercisable six months after the date of grant and remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Non-employee Director ceases to be a member of the Company's Board of Directors.


                            EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ended September 30, 1995, 1994 and 1993, compensation awarded or paid to, or earned by, each person serving as the Company's Chief Executive Officer during the 1995 fiscal year and the three other most highly compensated executive officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                 Annual Compensation    Compensation Awards
     Name and          Fiscal     Salary      Bonus    Securities Underlying     All Other
Principal Position      Year        ($)        ($)      Options/SARs(#) (1)    Compensation($)
------------------     ------     -----------------    ---------------------   ---------------

Tadd C. Seitz:
  Chairman of the      1995      $379,500   $ 40,000         173,367            $  3,383(2)
  Board, Interim       1994      $362,500   $228,965          85,527(3)         $  3,270(2)
  President and        1993      $341,725   $189,780          85,019            $  3,270(2)
  Chief Executive
  Officer (4)

Theodore J. Host:
  President, Chief     1995      $355,750   $      0         110,857            $115,234(5)
  Executive Officer    1994      $307,833   $196,650          54,277(3)         $  3,270(2)
  and Chief Operating  1993      $283,750   $162,963          53,108            $  3,270(2)
  Officer (6)

Paul D. Yeager:
  Executive Vice       1995      $212,025   $      0          35,253            $  3,383(2)
  President and Chief  1994      $202,250   $125,000          17,252(3)         $  3,270(2)
  Financial Officer    1993      $192,750   $115,103          18,739            $  3,270(2)

J. Blaine McKinney:
  Senior Vice          1995      $199,533   $      0          35,819            $  3,383(2)
  President,           1994      $191,667   $105,000          20,818(3)         $  1,907(2)
  Consumer Business    1993      $177,333   $ 87,365          35,409            $      0
  Group

Michael P. Kelty:
  Senior Vice          1995      $175,917   $      0          22,859            $  3,383(2)
  President,           1994      $156,917   $ 59,719           7,858            $  3,270(2)
  Professional         1993      $138,000   $ 58,158           7,830            $  3,270(2)
  Business Group

---------------------------

(1) These numbers represent options for Common Shares granted pursuant to the Company's 1992 Long Term Incentive Plan. See the table under "OPTION GRANTS IN LAST FISCAL YEAR" for more detailed information on such options.

(2) Includes contributions made by the Company to the PSP.

(3) Reflects number of options actually granted with respect to the 1994 fiscal year. The Company has determined that the number of options previously reported as granted with respect to the 1994 fiscal year was incorrect.

(4) Mr. Seitz resigned as Chief Executive Officer of the Company effective as of April 6, 1995. On February 23, 1996, Mr. Seitz resumed his former posts as President and Chief Executive Officer of the Company on an interim basis. He also serves as Chairman of the Board.

(5) Includes contribution in the amount of $3,383 made by the Company to the PSP. In January, 1992, Mr. Host entered into an Employment Agreement with the Company pursuant to which he agreed to purchase 45,454 of the Company's Common Shares at $9.90 per share. The Internal Revenue Service required Mr. Host to report additional compensation as income for tax purposes, as a result of such purchase. The Compensation and Organization Committee of the Company's Board of Directors agreed to reimburse Mr. Host the sum of $111,851 to cover his increased tax liability.

(6) Mr. Host resigned as President and Chief Executive Officer of the Company effective as of February 22, 1996. Mr. Host became Chief Executive Officer of the Company effective as of April 6, 1995. He had been Chief Operating Officer of the Company from October 1991 until April 6, 1995.


Grants of Options

      The following table sets forth information concerning individual grants of options made during the 1995 fiscal year to each of the executive officers named in the Summary Compensation Table. The Company has never granted stock appreciation rights.



                                               OPTION GRANTS IN LAST FISCAL YEAR

                                                     % of                                          Potential Realizable
                                 Number of          Total                                            Value at Assumed
                                Securities         Options                                         Annual Rates of Stock
                                Underlying        Granted to       Exercise                         Price Appreciation
                                  Options        Employees in       Price       Expiration          for Option Term(1)
Name                            Granted(#)       Fiscal Year      ($/Share)        Date              5%($)      10%($)

Tadd C. Seitz................. 87,840(2)(3)         13.10%           $15.50        9/30/04        $856,396   $2,170,263
                               41,607(3)(4)          6.20%           $16.25       11/03/02        $322,506   $  773,474
                               43,920(3)(5)         13.90%           $17.25        9/30/03        $412,696   $1,017,135

Theodore J. Host.............. 56,580(2)(3)         12.90%           $15.50        9/30/04        $551,627   $1,397,922
                               25,987(3)(4)          3.90%           $16.25       11/03/02        $201,432   $  483,098
                               28,290(3)(5)          4.20%           $17.25        9/30/03        $268,889   $  662,707

Paul D. Yeager................ 18,000(2)(3)          2.70%           $15.50        9/30/04        $175,491   $  444,726
                                9,163(3)(4)          1.40%           $16.25       11/03/02        $ 71,025   $  170,340
                                8,090(3)(5)          1.20%           $17.25        9/30/03        $ 76,893   $  189,512

J. Blaine McKinney............ 15,000(2)(3)          2.20%           $15.50        9/30/04        $146,243   $  370,605
                                9,979(3)(4)          1.50%           $16.25       11/03/02        $ 77,350   $  185,510
                               10,840(3)(5)          1.60%           $17.25        9/30/03        $103,031   $  253,932

Michael P. Kelty.............. 15,000(2)(3)          2.20%           $15.50        9/30/04        $146,243   $  370,605
                                3,829(3)(4)          0.60%           $16.25       11/03/02        $ 29,680   $   71,181
                                4,030(3)(5)          1.30%           $17.25        9/30/03        $ 38,304   $   94,405
--------------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Common Shares of the Company over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(2) These options were granted under the Company's 1992 Long Term Incentive Plan and become exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant, subject to the right of the Compensation and Organization Committee of the Company's Board of Directors to accelerate the exercisability of such options in its discretion.

(3) In the event of a "change in control" (as defined in the 1992 Long Term Incentive Plan), each option will be canceled in exchange for a payment in cash of an amount equal to the excess of the highest price paid (or offered) for Common Shares during the preceding 30 trading days over the exercise price for such option. Notwithstanding the foregoing, if the Compensation and Organization Committee determines that the holder of the option will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to an involuntary termination, no settlement will occur as a result of a change in control. In the event of termination of employment by reason of retirement, long-term disability or death, the options may thereafter be exercised in full for a period of 5 years, subject to the stated term of the options. The options are forfeited if the holder's employment is terminated for cause. In the event an option holder's employment is terminated for any reason other than retirement, long-term disability, death or cause, any exercisable options held by him at the date of termination may be exercised for a period of 30 days.

(4) These options (or a percent thereof) were originally to be earned under the 1992 Long Term Incentive Plan based upon the Company's performance during the 1995 fiscal year. However, on December 13, 1994, the Compensation and Organization Committee of the Company's Board of Directors approved the grant of 100% of the Common Shares subject to these options as of September 30, 1994.

(5) These options (or a percent thereof) were originally to be earned under the 1992 Long Term Incentive Plan based upon the Company's performance during the 1996 fiscal year. However, on December 13, 1994, the Compensation and Organization Committee of the Company's Board of Directors approved the grant of 100% of the Common Shares subject to these options as of September 30, 1994.

Option Exercises and Holdings

      The following table sets forth information with respect to unexercised options held as of the end of the 1995 fiscal year by each of the executive officers named in the Summary Compensation Table.






                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES

                                Number
                             of Securities            Number of Securities Underlying      Value of Unexercised
                              Underlying                      Unexercised Options at           In-the-Money
                                Options     Value                         FY-End (#)        Options at FY-End($)(1)
Name                          Exercised   Realized($)   Exercisable    Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
Tadd C. Seitz..............     0          - -          127,389          216,524      $    733,770      $1,264,758

Theodore J. Host...........     0          - -          216,222          138,384      $  2,126,785      $  808,291

Paul D. Yeager.............     0          - -           27,538           43,706      $    159,089      $  256,788

J. Blaine McKinney.........     0          - -           40,666           51,380      $    235,299      $  295,040

Michael P. Kelty...........     0          - -           11,722           26,825      $     67,523      $  162,129
------------------------------------






--------------------------

 (1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's Common Shares on September 30, 1995 ($22.125) less the exercise price of in-the-money options at the end of the 1995 fiscal year.

Pension Plans

      The Company maintains a tax-qualified non-contributory defined benefit pension plan (the "Pension Plan"). All employees of the Company and its subsidiaries (except for Hyponex Corporation, Scotts-Sierra Horticultural Products Company, Republic Tool and Manufacturing Corp. and their respective subsidiaries) are eligible to participate upon meeting certain age and service requirements. The following table shows the estimated annual benefits (assuming payment made in the form of a single life annuity) payable upon retirement at normal retirement age (65 years of age) to an employee in specified compensation and years of service classifications.(footnote #1)

--------
(footnote #1)
     The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Pension Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement under both the Pension Plan and The O.M. Scott & Sons Company Excess Benefit Plan
(which has been assumed by and is maintained by the Company) (the "Excess Benefit Plan"), which is discussed below. The Pension Plan and the Excess
Benefit Plan require an offset of 1.25% of the Social Security primary insurance amount ("PIA") for each year of service and such amount has been deducted from the figures in the table. The PIA used in developing the figures in the table is $13,764.00. Thus, the offset is $5,161.50 for a person with 30 years of service. The maximum possible offset is $6,882.00 for a person with 40 years of service.

--------



                              PENSION PLANS TABLE
Annualized
 Average                                      Years of Service
Final Pay               10             15             20             25             30
__________________________________________________________________________________________

$  100,000         $13,201.50      $19,802.25     $26,403.00    $33,003.75      $39,604.50
   250,000          35,701.50       53,552.25      71,403.00     89,253.75      107,104.50
   500,000          73,201.50      109,802.25     146,403.00    183,003.75      219,604.50
   750,000         110,701.50      166,052.25     221,403.00    276,753.75      332,104.50
 1,000,000         148,201.50      222,302.25     296,403.00    370,503.75      444,604.50
 1,250,000         185,701.50      278,552.25     371,403.00    464,253.75      557,104.50






      Monthly benefits under the Pension Plan upon normal retirement (age 65) are based upon an employee's average final pay and years of service, and are reduced by 1.25% of the employee's PIA times the number of years of such employee's service. Average final pay is the average of the 60 highest consecutive months' compensation during the 120 months prior to retirement. Pay includes all earnings and a portion of sales incentive payments, management incentive payments and executive incentive payments, but does not include earnings in connection with foreign service, the value of a company car, separation or other special allowances and commissions. Additional provisions for early retirement are included.

      At September 30, 1995, the credited years of service (including certain prior service with ITT Corporation, from whom the Company's predecessor was acquired in 1986) and the 1995 annual covered compensation for purposes of the Pension Plan and the Excess Benefit Plan of the five executive officers of the Company named in the Summary Compensation Table were as follows:

                                                        Covered
                               Years of Service       Compensation
            ------------------------------------------------------
            Mr. Seitz         19 years   9 months       $377,000
            Mr. Host           3 years  11 months       $368,750
            Mr. Yeager        26 years   1 month        $207,050
            Mr. McKinney       3 years   4 months       $194,433
            Dr. Kelty         16 years   3 months       $175,167

      Effective October 1, 1993, the Excess Benefit Plan was established. The Excess Benefit Plan provides additional benefits to participants in the Pension Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code. Under the Excess Benefit Plan, executive officers and certain key employees will receive, at the same time and in the same form as benefits paid under the Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to the participant under the Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code to the extent such limitations apply.

Employment Agreements and Termination of Employment and Change-in-Control Arrangements

      The Company entered into an Employment Agreement with Mr. Host effective October 1991 (the "Host Agreement") providing for his continued employment as President and Chief Operating Officer of the Company until December 1996 at an annual base salary of at least $270,000 per year, plus incentive bonus under The Scotts Company Executive Annual Incentive Plan. In connection with the entering into of his Employment Agreement, pursuant to a Stock Option Plan and Agreement dated as of January 9, 1992, Mr. Host was granted options, which vested one-third on the date of grant and one-third on each of the first and second anniversaries of his date of employment, to purchase 136,364 Common Shares at a purchase price of $9.90 per share. These options expire on January 8, 2002.

      Mr. Host resigned his positions with the Company on February 22, 1996. The Company intends to negotiate a severance package with Mr. Host based on the terms of the Host Agreement.

Certain Relationships and Related Transactions

      The discussion of the consideration received by Messrs. Horace Hagedorn, John Kenlon and James Hagedorn included in "BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY - Miracle-Gro Merger Agreement" above is incorporated by reference herein.

Performance Graph

      The following line graph compares the yearly percentage change in the Company's cumulative total stockholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's Common Shares at the end and the beginning of the measurement period; by (ii) the price of the Company's Common Shares at the beginning of the measurement period) against the cumulative return of the Standard & Poor's 500 Composite Stock Index ("S&P 500 Comp") and of an index comprised of the common stock of Duracell International, Inc., First Brands Corp., Lesco Inc., Newell Co., Rubbermaid Inc. and Stanley Works (the "Peer Group") for the period from January 31, 1992 to September 30, 1995. The Company's Common Shares became registered under Section 12 of the Exchange Act on January 31, 1992. The comparison assumes $100 was invested on January 31, 1992 in the Company's Common Shares and in each of the foregoing indices and assumes reinvestment of dividends.

[GRAPHIC OMITTED]


The omitted line graph is represented by the following table:

                             IPO-1/31/92    1992      1993      1994      1995
                             -----------   ------    ------    ------    ------
THE SCOTTS COMPANY .............. 100       82.9      96.72     81.58    116.45
S&P 500 INDEX ................... 100      104.4     117.91    122.26    158.62
PEER GROUP ...................... 100       90.31     97.77    104.93    112.73

Report of the Compensation and Organization Committee

      Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth above under "ELECTION OF DIRECTORS - Performance Graph" shall not be incorporated by reference into any such filings.

      The Compensation and Organization Committee of the Board of Directors of the Company (the "Committee") is comprised of three outside directors, none of whom is or was formerly an officer of the Company. During the 1995 fiscal year, none of the Company's executive officers served on the board of any entity of which a Committee member was an executive officer or on the compensation committee of any entity of which any director of the Company was an executive officer. The Committee has retained outside legal counsel and compensation consultants.

Role of the Compensation and Organization Committee

      The Committee has the oversight responsibility for the Company's executive compensation program. The Committee reviews the general compensation philosophy of the Company and, in consideration thereof, determines the forms and terms of compensation to be paid to the Chairman, the Chief Executive Officer and the executive officers of the Company who report to the Chief Executive Officer. The Committee annually reviews the performance of the Chief Executive Officer and determines the amount of salary adjustment, if any, he should receive. In addition, the Committee reviews the performance of the executive officers reporting to the Chief Executive Officer as well as his compensation adjustment recommendations for those executive officers. The Committee oversees the operation of the Company's Executive Annual Incentive Plan (the "Bonus Plan") by evaluating and approving the net income growth target to be met by the Company during the fiscal year and targeting the levels at which bonuses will be paid. Payouts are adjusted according to a scale established by the compensation consultant for performance results that deviate from target net income growth. At the end of each fiscal year, the Committee determines the extent to which the net income growth target has been met or exceeded by the Company and awards bonuses accordingly. In addition, the Committee is charged with administering the Company's 1992 Long Term Incentive Plan (the "1992 LTIP") and makes awards of stock options pursuant thereto.

      The Committee provides advice to the management of the Company on issues regarding management development and the appointment of executives to positions reporting directly to the Chief Executive Officer. In this regard, the Committee annually reviews executive continuity plans of the Company.

Compensation Philosophy

       In designing the compensation program for the executive officers of the Company who report to the Chief Executive Officer, the Committee follows the belief that the amounts of compensation received by the executive officers should reflect not only the value created for shareholders during the fiscal year but also the extent to which the Company's short-term and long-term strategic goals and objectives for net income growth have been advanced. The compensation program has been designed to achieve the following objectives:

    Incentive compensation should be meaningfully related to the value created for shareholders. The Committee has linked executive performance to corporate performance by making awards under the Bonus Plan contingent based upon the Company's achievement of the net income growth target. In light of the historic performance of the S & P 500 companies, the Committee establishes an ongoing target for the Company's net income growth per year (the "Net Income Growth Target").

    The various other elements of the compensation program should also support the short-term and long-term strategic goals and objectives of the Company, mentioned above, by rewarding the Company's executive officers based upon the achievement of these goals.

    The various elements of the compensation program should assist the Company in recruiting, maintaining and motivating the executive talent required to meet the Company's strategic goals.

    Performance should be a key determinant of pay.

    Minimum stock ownership must be attained by all corporate officers and directors. This requirement is based on tenure and level within the Company. Corporate officers and directors have two years following appointment to comply with these guidelines.

         During 1993, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), was enacted to limit corporate deductions for compensation paid to a publicly-held corporation's five most highly compensated executive officers to $1 million per year per executive officer, unless certain requirements (relating to "performance-based compensation") are met. The Company has begun to review its existing compensation plans in light of the final regulations under Section 162 (m) issued by the Internal Revenue Service in December of 1995, for the purpose of ensuring compliance.

Committee Activity During Fiscal 1995

      The Committee, representing the Board of Directors, managed the transition of the Chief Executive Officer responsibilities from Tadd C. Seitz to Theodore J. Host, who had served as Chief Operating Officer since October 1991. The Committee, Mr. Seitz and Mr. Host established a transition plan which was implemented at the Company's Annual Meeting of Shareholders on April 6, 1995, whereby Mr. Seitz remains Chairman of the Board of the Company and an employee of the Company until he retires in July 1996. The Committee also consulted with its independent compensation consultant regarding the compensation programs for both executives.

      Based on the recommendation of its compensation consultant, the Committee confirmed that for the 1996 fiscal year, the compensation program should continue salary and Bonus Plan targets at the competitive 50th percentile of base salaries and bonus payments for executive officers in similar positions in corporations within the compensation consultant's data base with such data then being adjusted to reflect the Company's annual revenue. The comparative group of companies used to calculate base salaries and bonuses consisted of approximately 425 companies (the "Compensation Comparative Group") in a proprietary data base maintained by the Company's compensation consultant. The Company is not privy to the identity of these companies but has been advised that they represent a broad cross section of general industry and they are comparable to the Company as to sales volumes and net income growth performance. The Company believes some but not all of the companies in the Peer Group identified in the Performance Graph are included in the Compensation Comparative Group.

      The compensation consultant recommended and the Committee approved for 1996 the following elements of the Company's executive compensation program:

    The Bonus Plan has been designed to pay out based on year-to-year growth in net income before accounting changes and extraordinary items. The Committee recognizes that accounting changes often adversely affect the reporting of year-to-year changes in net income. The Committee established a net income measure that assures accurate comparability of year-to-year net income growth when considering the impact of acquisitions, mergers and dispositions. Payouts are adjusted according to a scale established by the compensation consultant for performance results that deviate from the Net Income Growth Target. Executives responsible for the business units of the Company may have up to 25% of their target bonus based upon the year-to-year improvement of the "contribution to profit" results of their specific business unit. Individual awards may be adjusted up or down by the Committee by up to 15% after consideration of the subjective evaluation by the Incentive Review Committee (comprised of the Chief Executive Officer, the Vice President, Human Resources and the Chief Financial Officer) of an individual's performance.

    Grants of stock options under the 1992 LTIP are set at the 75th percentile of stock option grants made to executive officers in similar positions in a group of comparative manufacturing and consumer products companies identified by the compensation consultant with compensation data adjusted to reflect the Company's annual revenue. The comparative companies are a subset of the Compensation Comparative Group. All such grants are to be in the form of non-qualified stock options with exercise prices equal to the closing "asked" price of the Company's Common Shares on the date of grant.

             In January, 1992, Mr. Host entered into an Employment Agreement with the Company pursuant to which he agreed to purchase 45,454 of the Company's Common Shares at $9.90 per share. The Internal Revenue Service required Mr. Host to report additional compensation as income for tax purposes, as a result of such purchase. The Committee agreed to reimburse Mr. Host the sum of $111,851 to cover his increased tax liability.


Salary Adjustments, Bonus Awards and Stock Option Grants During the 1995 Fiscal Year

      Salary Adjustments. Continuing the Company's philosophy of strengthening the performance-related pay components, base salary merit increases for 1995 for executive officers as a group were an aggregate 3%. Based on the recommendation of the compensation consultant and the continuing low rate of inflation, the Committee determined that a 3% merit increase target was sufficient to maintain competitive positioning of base salaries of the Company's executive officers at the 50th percentile of the Compensation Comparative Group.

      Effective January 1, 1995, the Committee increased the base salary component of the compensation of Mr. Seitz, Chairman and then Chief Executive Officer, and Mr. Host, President and then Chief Operating Officer, of the Company, by 5%. These increases were based on the Company's performance in fiscal 1994, including the successful integration of Grace-Sierra Horticultural Products Company acquired by the Company in December 1993. The Committee also increased Mr. Host's salary by 20% in April 1995 to reflect his new responsibilities as Chief Executive Officer. According to information provided by the compensation consultant, this later increase places Mr. Host's salary at the low end of the competitive range for chief executive officers based on the previously discussed data base maintained by the compensation consultant.

      Bonuses Granted Pursuant to the Bonus Plan. The Company's net income growth, when measured against the Net Income Growth Target, did not warrant the payment of bonuses to executives. However, one executive did receive a bonus payment based upon business unit performance.

      Special Bonus. In December, 1995, the Committee awarded a special bonus of $40,000 to Mr. Seitz. The bonus was awarded in light of Mr. Seitz's planned retirement in July, 1996, in order to increase his 1995 earnings to be used in calculating his monthly pension benefits.

      Stock Options. Based on the recommendation of the Company's compensation consultant, the Committee determined the aggregate value of the awards to be made to each executive officer under the 1992 LTIP for the 1995 fiscal year. The number of options granted to each executive officer was then determined based upon the Black-Scholes valuation of the value of an option with a ten-year term and set at the 75th percentile of the stock option grants target discussed above. Grants made in fiscal year 1995 to Mr. Seitz and Mr. Host exceeded the 75th percentile for their respective offices but were at the level recommended by the Committee's compensation consultant. The Committee has determined that future grants for the Chief Executive Officer will be set at the 75th percentile as previously discussed. All options granted were non-qualified stock options and they were granted at the closing "asked" price of the Company's Common Shares on the date of grant. Stock option grants made to Mr. Seitz and Mr. Host as well as the three other most highly compensated executive officers are reflected in the "Option Grants in Last Fiscal Year" table on page 13 of this Proxy Statement.


Submitted by the Compensation and Organization Committee of the Company:


    Joseph P. Flannery, Chairman, John S. Chamberlin and John M. Sullivan


                                Proposal No. 2

                      PROPOSAL TO APPROVE THE ADOPTION OF
                   THE SCOTTS COMPANY 1996 STOCK OPTION PLAN

      The Board of Directors of the Company (the "Board") unanimously recommends the approval of the adoption of The Scotts Company 1996 Stock Option Plan (the "Plan").

General

      The Board adopted the Plan on February 12, 1996, subject to the approval of the Company's shareholders. The Board believes that the Plan will further assist the Company in attracting, retaining and motivating the best qualified directors, officers and other key employees, and will further enhance the long-term mutuality of interest between the Company's shareholders and its directors, officers and key employees. The principal features of the Plan are summarized below, but such summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A.

      Under the Plan, the Compensation and Organization Committee (the "Committee") of the Board may grant options to officers and other key employees of the Company and its subsidiaries. The number of grantees and the number of Common Shares subject to options awarded to each grantee may vary from year to year. The maximum number of Common Shares for which an individual may receive awards of options is limited to 150,000 Common Shares over a one-year period. As of the date of this Proxy Statement, no determination has been made regarding the identity of the officers and key employees to whom awards of options may be made under the Plan or the number and type of such awards that will be made to any such officer or key employee. The Company estimates that approximately 100 employees of the Company and its subsidiaries will be eligible to receive options under the Plan, including the current Chief Executive Officer and the three other most highly compensated current executive officers named in the Summary Compensation Table.

      Additionally, each year, on the first business day following the date of the annual meeting of shareholders, each Non-employee Director will automatically receive an option to acquire 4,000 Common Shares at the fair market value thereof on the date the option is granted.

      The maximum number of Common Shares that may be issued under the Plan is 1,500,000. The Common Shares may be unissued shares or treasury shares. Pursuant to the Merger Agreement with the Miracle-Gro Shareholders, the Company has agreed that it will use reasonable efforts to ensure that employee stock options are funded with Common Shares repurchased in the open market rather than with newly-issued Common Shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company's Common Shares, appropriate adjustments will be made by the Committee in the number of shares that may be issued in the future and in the number of shares and price under all outstanding grants made before the event. If Common Shares under an option are not issued, those Common Shares will again be available for inclusion in future grants. The awards authorized under the Plan are subject to applicable tax withholding by the Company.

Grants Under the Plan

      Options for Employees. The Committee may grant employees options qualifying as incentive stock options under Section 422 of the Code and non-qualified stock options. The exercise price of either a non-qualified stock option or an incentive stock option will be equal to the fair market value of the Common Shares on the date of grant. With respect to any individual who owns 10% or more of the stock of the Company or one of its subsidiaries (a "10% Owner"), the exercise price for an incentive stock option will be equal to 110% of the fair market value of the Common Shares on the date of grant. For purposes of the Plan, fair market value means, on any date, the closing price of the Common Shares as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Common Shares are traded or quoted at the relevant time) on such date. On March 8, 1996, the fair market value of the Common Shares was $16 1/8. To exercise an option, an employee may pay the exercise price in cash, or if permitted by the Committee, by delivering other Common Shares. The Committee may provide that if an employee exercises an option by surrendering Common Shares, the employee will be granted a new option (a "Reload Option") for a number of Common Shares equal to the number so surrendered, with such other terms and conditions as the Committee determines.

      The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. With respect to a 10% Owner, the term of any incentive stock option may not exceed five years from the date of grant. The Committee will determine the time or times when each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. In the event that the Committee does not specify a specific exercise schedule at the time of grant, each option will become exercisable in three approximately equal annual installments beginning on the first anniversary of the date of grant.

      Options for Non-employee Directors. Under the Plan, each Non-employee Director who is a member of the Board on the first business day after each annual meeting of shareholders during the term of the Plan will receive an automatic annual grant of a non-qualified stock option to purchase 4,000 Common Shares. The exercise price for each such option will be the fair market value of a Common Share, on the date the option is granted. Each such option will become exercisable six months after the date it is granted, and will remain exercisable until the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the director ceases to be a member of the Board; provided, however, that all options will be canceled on the date a director ceases to be a member of the Board if the director leaves the Board after having been convicted of, or pled guilty or nolo contendere to, a felony.

      Termination of Employment. In the event of termination of employment by reason of retirement, long-term disability or death, any option held by an employee may thereafter be exercised in full for a period of five years (or such shorter period as the Committee will determine at grant), subject in each case to the stated term of the option. In the case of an incentive stock option, this five-year period is shortened to three months after termination of employment by reason of retirement and to one year after termination of employment by reason of death or long-term disability. In the event of an employee's termination of employment for cause, any options held by him will be forfeited. In the event of an employee's termination of employment for any reason other than retirement, long-term disability, death or cause, any options held by him will be exercisable, to the extent exercisable at the date of termination, for a period of thirty days.

      Change in Control Provisions. The Plan provides that, except as provided below, in the event of a "Change in Control" (as defined in the Plan), each option granted to an employee will be canceled in exchange for cash in an amount equal to the excess of the highest price offered in conjunction with the Change in Control or paid for Common Shares during the preceding thirty-day period over the exercise price for such option. Notwithstanding the foregoing, if the Committee determines that the grantee of such award will receive a new award (or have his prior award honored) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no cash settlement will occur as a result of a Change in Control. Options granted to a non-employee director will be canceled upon a Change in Control for a payment in cash unless the Common Shares remain publicly traded, and the director remains a director of the Company, immediately following the Change in Control. If any cash payment would result in the optionee incurring potential liability under Section 16(b) of the Exchange Act, the cash payment will be deferred until the first time at which such cash payment can occur without subjecting the individual to such potential liability.

      Other Information. Awards under the Plan are not transferable except by will or the laws of descent and distribution and may be exercised only by the grantee during his or her lifetime. The Board may terminate or suspend the Plan at any time but such termination or suspension will not affect any options then outstanding under the Plan. Unless terminated by action of the Board, the Plan will continue in effect until February 12, 2006, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board or the Committee may also amend the Plan as it deems advisable; however, it is presently intended that all material amendments to the Plan will be submitted to the shareholders for their approval to the extent required by Rule 16b-3 promulgated under the Exchange Act as time to time in effect and the Code. The Committee may amend the term of any award or option theretofore granted, retroactively or prospectively, but no such amendment will adversely affect any such award or option without the holder's consent. No amendment which affects the provisions of the Plan pertaining to the options granted to non-employee directors may be adopted within six months of any prior amendment relating to such provisions of the Plan.

Federal Income Tax Consequences

      The following is a brief summary of the principal federal income tax consequences to the Company and participants in the Plan based on federal income tax laws currently in effect.

      Non-qualified Stock Options. An individual will not recognize income upon the grant of a non-qualified stock option. The individual may recognize ordinary income upon the exercise of a non-qualified stock option, in which event the Company will receive a tax deduction equal to the amount of income recognized, provided that any applicable withholding requirements are satisfied. Generally, the amount of such ordinary income and deduction is the excess, if any, of the fair market value on the exercise date of the Common Shares acquired over the aggregate exercise price paid. Any ordinary income recognized by an individual upon the exercise of a non-qualified stock option will increase his tax basis for the Common Shares received. Upon a subsequent sale or exchange of such Common Shares, the individual will recognize capital gain or loss to the extent of the difference between the selling price of such Common Shares and his tax basis in such Common Shares. Such gain or loss will be long-term or short-term capital gain or loss, depending on the individual's holding period for such Common Shares.

      If the holder of a non-qualified stock option pays the exercise price, in whole or in part, with previously acquired Common Shares, the holder will recognize ordinary income in the amount by which the fair market value of the Common Shares received exceeds the exercise price. The individual will not recognize gain or loss upon delivery of the previously acquired Common Shares to the Company. The Common Shares received by the holder equal in number to the previously acquired Common Shares exchanged therefor will have the same basis and holding period for capital gain purposes as the previously acquired Common Shares. Common Shares received by the holder of the non-qualified stock option in excess of the number of previously acquired Common Shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional Common Shares will commence as of the date of exercise.

      Incentive Stock Options. An employee will not recognize income upon either the grant of an incentive stock option or upon the exercise of the incentive stock option. The employee will recognize gain or loss, depending on his basis in the Common Shares (which is generally equal to the exercise price paid for the Common Shares), upon the sale or other disposition of the Common Shares acquired upon exercise. If certain statutory holding periods are met, such gain or loss will be long-term capital gain or loss and the Company will not be entitled to any Federal income tax deduction. If the holding periods are not met, the employee may be required to recognize ordinary income and the Company will be entitled to a tax deduction equal to the amount of ordinary income, if any, recognized, provided that applicable withholding tax requirements are satisfied.

      Incentive stock options will be treated as non-qualified stock options to the extent that the aggregate fair market value of the Common Shares (determined at the time the options are granted) with respect to which incentive stock options are exercisable for the first time by an individual during a calendar year (whether as a result of acceleration of exercisability or otherwise) exceeds $100,000.

      An employee who exercises an incentive stock option may be subject to an alternative minimum tax since, for purposes of the alternative minimum tax, the option will be treated as a non-qualified stock option. Accordingly, the taxable event for alternative minimum tax purposes will generally occur on the exercise of the option.

      Other Matters. The Plan is intended to comply with Section 162(m) of the Code which was enacted as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) of the Code prohibits a publicly-held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. Upon the approval of the Plan by the shareholders, options awarded under the Plan will qualify as performance-based compensation, as defined in Code Section 162(m) and the regulations issued by the Department of the Treasury under such section. As such, the income attributable to such options is not subject to the deduction limit of Code Section 162(m).

Recommendation and Vote

      To be approved, this proposal requires the affirmative vote of the holders of a majority of the voting stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

      The Board of Directors recommends you vote FOR the approval of the adoption of The Scotts Company 1996 Stock Option Plan and your proxy will be so voted unless you specify otherwise. Abstentions on this proposal will be counted for quorum purposes but not voted.


                             INDEPENDENT AUDITORS

      The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1996 fiscal year. Coopers & Lybrand L.L.P., a certified public accounting firm, has served as the Company's independent auditors since 1986.

      A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.


                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

      Proposals by shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 22, 1996, to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attention:
Office of the Secretary.


                                OTHER BUSINESS

      The Board of Directors is aware of no other matter that will be presented for action at the 1996 Annual Meeting. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act according to their best judgments in light of the conditions then prevailing.

                                 ANNUAL REPORT

      The Company's 1995 Annual Report to Shareholders containing audited financial statements for the 1995 fiscal year is being mailed to all shareholders of record with this Proxy Statement.




                                 Tadd C. Seitz
                                 Chairman, Interim President and Chief
                                 Executive Officer


                      ---------------------------------



                                                                     Exhibit A

                              THE SCOTTS COMPANY
                            1996 STOCK OPTION PLAN

                                  SECTION l.

                                   PURPOSE

      The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and Eligible Directors, and (b) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

                                  SECTION 2.

                                 DEFINITIONS

      2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

      (a)   "Act" means the Securities Exchange Act of 1934, as amended.

      (b)   "Award" means any Option.

      (c)   "Board" means the Board of Directors of the Company.

      (d) "Cause" means (i) the willful failure by a Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

      (e) "Change in Control" means the occurrence of any of the following events:

            (i) the members of the Board at the beginning of any consecutive twenty-four calendar month period (the "Incumbent Directors") cease for any reason other than due to death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such twenty-four calendar month period, shall be treated as an Incumbent Director; or

            (ii) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, or any employee benefit plan of the Company or of any of its Subsidiaries,) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing more than 49% of the combined voting power of the Company's then outstanding securities; or

            (iii) the shareholders of the Company shall approve a definitive agreement (1) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the shareholders of the Company immediately prior to the effective date of such merger own less than 50% of the voting power in such corporation; or (2) for the sale or other disposition of all or substantially all of the assets of the Company; or

            (iv) the purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and l4(d)(2) of the Act), other than the Company, any of its Subsidiaries, or an employee benefit plan of the Company or of any of its Subsidiaries, for more than 49% of the Stock of the Company.

      (f) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.

      (g)   "Code" means the Internal Revenue Code of 1986, as amended.

      (h) "Committee" means the Compensation and Organization Committee of the Board which shall have the meaning ascribed to a "compensation committee" in
Section 1.162-27(c)(4) of the final regulations promulgated under Section 162(m) of the Code and which shall consist of three or more members, each of whom shall be (i) a person from time to time permitted by the rules promulgated under Section 16 of the Act in order for grants of Awards to be exempt transactions under said Section 16 and (ii) receiving remuneration in no other capacity than as a director, except as permitted under Section 1.162-27(e)(3) of the final regulations promulgated under Section 162(m) of the Code and the rulings thereunder.

      (i) "Company" means The Scotts Company, an Ohio corporation, and any successor thereto.

      (j) "Director Option" means a Nonstatutory Stock Option granted to each Eligible Director pursuant to Section 6.7 without any action by the Board or the Committee.

      (k) "Disability" means the inability of the Participant to perform his duties for a period of at least six months due to a physical or medical infirmity. Notwithstanding the foregoing, with respect to Incentive Stock Options, the term "Disability" shall be defined as such term is defined in
Section 22(e)(3) of the Code.

      (l) "Eligible Director" means, on any date, a person who is serving as a member of the Board and who is not an Employee.

      (m)   "Employee"   means  any  officer  or  other  key   executive   and
management employee of the Company or of any of its Subsidiaries.

      (n) "Fair Market Value" means, on any date, the closing price of the Stock as reported on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on the New York Stock Exchange (or such other market or system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

      (o) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either
(i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) a "Nonstatutory Stock Option" (NSO) which does not qualify for treatment as an "Incentive Stock Option."

      (p) "Participant" means any Employee designated by the Committee to participate in the Plan.

      (q) "Plan" means The Scotts Company 1996 Stock Option Plan, as in effect from time to time.

      (r) "Retirement" means termination of a Participant's employment on or after the normal retirement date or, with the Committee's approval, on or after any early retirement date established under any retirement plan
maintained  by  the  Company  or  a  Subsidiary   in  which  the   Participant
participates.

      (s) "Stock" means the Common Shares, without par value, of the Company.

      (t) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

      2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                  SECTION 3.

                         ELIGIBILITY AND PARTICIPATION

      Except as otherwise provided in Section 6.7, the only persons eligible to participate in the Plan shall be those Employees selected by the Committee as Participants.

                                  SECTION 4.

                           POWERS OF THE COMMITTEE

      4.l Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

      4.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations (including, without limitation, whether a Participant has incurred a Disability) necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

                                  SECTION 5.

                            STOCK SUBJECT TO PLAN

      5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards under the Plan may not exceed 1,500,000 shares of Stock. Subject to the provisions of Section 5.3, no Employee shall receive Awards for more than 150,000 shares of Stock over any one-year period. For this purpose, to the extent that any Award is cancelled (as described in Section 1.162-27(e)(2)(vi)(B) of the final regulations promulgated under
Section 162(m) of the Code), such cancelled Award shall continue to be counted against the maximum number of shares of Stock for which Awards may be granted to an Employee under the Plan. The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

      5.2 Cancelled,  Terminated,  or Forfeited Awards.  Except as provided in
Section 5.1, any shares of Stock subject to an Award which for any reason is cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

      5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Awards under Section 5.1 or subject to outstanding Awards and the respective prices and/or limitations applicable to outstanding Awards may be appropriately adjusted by the Committee, whose determination shall be conclusive. If, pursuant to the preceding sentence, an adjustment is made to the number of shares subject to outstanding Options held by Participants a corresponding adjustment shall be made to the number of shares subject to outstanding Director Options and if an adjustment is made to the number of shares of Stock authorized for issuance under the Plan, a corresponding adjustment shall be made to the number of shares subject to each Director Option thereafter granted pursuant to Section 6.7.

                                  SECTION 6.

                                   OPTIONS

      6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Without limiting the foregoing, the Committee may grant Options containing provisions for the issuance to the Participant, upon exercise of such Option and payment of the exercise price therefor with previously owned shares of Stock, of an additional Option for the number of shares so delivered, having such other terms and conditions not inconsistent with the Plan as the Committee shall determine. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

      6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value of the Stock on the date the Option is granted. To the extent that an Incentive Stock Option is granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or of any Subsidiary, such Incentive Stock Option shall have an exercise price which is not less than 110% of the Fair Market Value on the date the Option is granted.

      6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service, as the Committee may impose, either at or after the time of grant of such Options; provided, however, that if the Committee does not specify another exercise schedule at the time of grant, each Option shall become exercisable in three approximately equal installments on each of the first three anniversaries of the date of grant, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted; provided, however, in the case of an Incentive Stock Option granted to a Participant who owns (actually or constructively under the provisions of Section 424(d) of the Code) Stock possessing more than 10% of total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable for more than 5 years after the date on which it is granted.

      6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

      6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. Further, the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries of the Company) shall not exceed $100,000.

      6.6 Director Options. Notwithstanding anything else contained herein to the contrary, on the first business day following the date of each annual meeting of shareholders during the term of the Plan, each Eligible Director shall receive a Director Option to purchase 4,000 shares of Stock at an exercise price per share equal to the Fair Market Value of the Stock on the date of grant. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his Director Options shall be cancelled on the date he ceases to be a director. An Eligible Director may exercise a Director Option in the manner described in Section 6.4.

                                  SECTION 7.

                          TERMINATION OF EMPLOYMENT

      7.1 Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant who terminates his employment by reason of Retirement may exercise such Incentive Stock Option at any time prior to the expiration of the term of the Option or within three (3) months following the Participant's termination of employment, whichever period is shorter.

      7.2 Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death or Disability, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter. Notwithstanding any provision contained herein, with respect to any Incentive Stock Option, a Participant whose employment terminates by reason of death or Disability may exercise (or his designated beneficiary may exercise, in the case of death) such Incentive Stock Option at any time prior to the expiration of the term of the Option or within one (1) year following the Participant's termination of employment, whichever period is shorter.

      7.3 Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

      7.4 Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2 or 7.3, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall remain exercisable until the earlier to occur of (i) the expiration of the term of such Options or (ii) the thirtieth day following the Participant's termination of employment, whichever period is shorter.

                                  SECTION 8.

                              CHANGE IN CONTROL

      8.l  Accelerated  Vesting  and  Payment.  Subject to the  provisions  of
Section 8.2 below, in the event of a Change in Control, each Option (excluding any Director Option) shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option.

      8.2 Alternative Awards. Notwithstanding Section 8.l, no cancellation or cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer)
immediately following the Change in Control, provided that any such Alternative Award must:

      (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

      (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

      (iii) have  substantially   equivalent  economic  value  to  such  Award
(determined at the time of the Change in Control); and

      (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

      For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's written consent.

      8.3 Director Options. Upon a Change in Control, each Director Option granted to an Eligible Director shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Director Option unless (i) the Stock remains traded on an established securities market following the Change in Control and
(ii) such Eligible Director remains on the Board following the Change in Control.

      8.4 Options Granted Within Six Months of the Change in Control. If any Option (including a Director Option) granted within six months of the date on which a Change in Control occurs (i) is held by a person subject to the reporting requirements of Section 16(a) of the Act and (ii) is to be cashed out pursuant to Section 8.1 or 8.3, such cash out shall not occur unless and until, in the opinion of the Company's counsel, such cash out could occur without such reporting person being potentially subject to liability under
Section 16(b) of the Act by reason of such cash out.

                                  SECTION 9.

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

      The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, however, that no amendment may be made to Section 6.6 or any other provision of the Plan relating to Director Options within six months of the last date on which any such provision was amended. Any such amendment, termination or suspension may be made without the approval of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No amendment of the Plan shall result in any Committee member's losing his status as a "disinterested person" as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan's losing its status as a plan satisfying the requirements of said Rule 16b-3. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                                  SECTION 10

                           MISCELLANEOUS PROVISIONS

      10.1 Nontransferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant and all rights with respect to any Director Options granted to an Eligible Director shall be exercisable during his lifetime only by such Eligible Director.

      10.2 Beneficiary Designation. Each Participant and each Eligible Director under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation shall revoke all prior designations by the same Participant or Eligible Director, shall be in a form prescribed by the Committee, and shall be effective only when filed in writing with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by his surviving spouse, if any, or otherwise to or by his estate and Director Options outstanding at the Eligible Director's death shall be exercised by his surviving spouse, if any, or otherwise by his estate.

      10.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards. Nothing in the Plan shall confer upon an Eligible Director a right to continue to serve on the Board or to be nominated for reelection to the Board.

      10.4 Tax Withholding. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy Federal, State, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligation associated with the transaction.

      10.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise.

      10.6 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Employees or directors, in cash or property, in a manner which is not expressly authorized under the Plan.

      10.7  Requirements  of Law.  The  granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding the foregoing, no Stock shall be issued under the Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Stock delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or traded, the Nasdaq National Market or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

      10.8 Term of Plan. The Plan shall be effective upon its adoption by the Committee, subject to approval by the Board and approval by the affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy at the 1996 Annual Meeting of Shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the date on which it is adopted by the Board.

      10.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Ohio.

      10.10 No Impact On Benefits. Plan Awards are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.



                          ___________________________


(GRAPHIC OMITTED: MAP TO ANNUAL MEETING OF SHAREHOLDERS OF THE SCOTTS COMPANY
                         TO BE HELD ON APRIL 9, 1996)

                          ___________________________


                              THE SCOTTS COMPANY

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 9, 1996

The undersigned holder(s) of shares of The Scotts Company (the "Company") hereby appoints Tadd C. Seitz or Christiane Schmenk, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at the Columbus Marriott North Hotel, 6500 Doubletree Avenue, Columbus, Ohio, on Tuesday, April 9, 1996, at 10:00 a.m., local time, and any adjournment(s) thereof, and to vote all of the shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. To elect three directors in Class I for terms to expire at the 1999 Annual Meeting:


     James Hagedorn, Karen Gordon Mills, Tadd C. Seitz

     |_| Vote for all nominees  |_| Vote for all nominees except _______________


2.   To approve the adoption of The Scotts Company 1996 Stock Option Plan

                          FOR        AGAINST        ABSTAIN
                          |_|          |_|            |_|


In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

    (This Proxy continues and must be signed and dated on the reverse side)

Where a choice is indicated, the shares represented by this Proxy when properly executed will be voted or not voted as specified. If no choice is indicated, the shares represented by this Proxy will be voted "FOR" the election of the nominees listed in Item no. 1 as Directors of the Company and "FOR" proposal no. 2. If any other matters are properly brought before the Annual Meeting or any adjournment(s) thereof, or if a nominee for election as a Director named in the Proxy Statement is unable to serve or for good cause will not serve, the shares represented by this Proxy will be voted in the discretion of the Proxy on such matters or for such substitute nominee(s) as the Directors may recommend. Proxies cannot be voted for more than three nominees for election as Class I Directors at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated March 22, 1996, the Proxy Statement furnished therewith, and the Annual Report of the Company for the fiscal year ended September 30, 1995. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

                                        Dated __________________________, 1996

                                        ______________________________________

                                        ______________________________________
                                        Shareholder sign name exactly as it is
                                                  stenciled hereon.

                                          Note:   Please  fill  in,  sign  and
                                          return  this  proxy in the  enclosed
                                          envelope.  When signing as Attorney,
                                          Executor, Administrator,  Trustee or
                                          Guardian,  please give full title as
                                          such.  If signer  is a  corporation,
                                          please sign the full  corporate name
                                          by authorized officer.  Joint Owners
                                          should  sign  individually.  (Please
                                          note any  change of  address on this
                                          proxy).



                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF THE SCOTTS COMPANY